Exhibit 8.1

[FBD LETTERHEAD]

Scottish Power plc
1 Atlantic Quay
Glasgow
G2 8SP
Scotland

Scottish Power Finance (US), Inc.
825 N.E. Multnomah Street
Suite 2000
Portland
Oregon 97232
USA

23 December 2004

Dear Sirs

1. We have acted as English solicitors to Scottish Power Plc and Scottish Power Finance (US), Inc., (the Companies), in connection with the preparation of a Registration Statement of the Companies on Form F-3 filed with the Securities and Exchange Commission on the date hereof (the Registration Statement) relating to the possible issue by the Companies of up to $4,000,000,000 of debt securities, preference shares, ordinary shares and guaranteed debt securities under the Registration Statement.

2. This opinion is confined to matters of English law as at the date of this opinion and is governed by and should be construed in accordance with English law. Statements relating to United Kingdom taxation are based on the laws of England as currently applied by the English courts and on generally published practice of the Inland Revenue and H.M. Customs and Excise applying as at the date of this opinion. Accordingly, we express no opinion herein with regard to any system of law other than the laws of England as currently applied by the English courts. In particular, we express no opinion on European Community law as it affects any jurisdiction other than England.

Opinion

3. We hereby confirm to you that our opinion as to United Kingdom tax matters is as set forth under the caption “US Federal and UK Tax Consequences – United Kingdom Taxation” in the Prospectus included in the Registration Statement, subject to the qualifications and limitations set forth therein.

Observations

4. It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law, or the reasonableness of any statement or opinion or intention contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom.

Consent

5. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “US Federal and UK Tax Consequences – United Kingdom Taxation” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended.

Yours faithfully

Freshfields Bruckhaus Deringer

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